                                                                    EXHIBIT 4.2


         THIS SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.  1                                                         U.S. $200,000,000
CUSIP 947071AA4
                           WEATHERFORD ENTERRA, INC.

                         7 1/4% NOTES DUE MAY 15, 2006

         WEATHERFORD ENTERRA, INC., a Delaware corporation (the "Issuer"), for value received, hereby promises to pay to Cede & Co. or registered assigns the principal sum of U.S. $200,000,000 on May 15, 2006, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest at an annual rate of 7 1/4% payable on May 15 and November 15 in each year, to the person in whose name the Security is registered at the close of business on the record date for such interest which shall be the preceding May 1 or November 1 (whether or not such record date is a Business Day), respectively, commencing November 15, 1996, with interest payable on November 15, 1996 consisting of interest accrued from May 28, 1996. Payment of the principal of and interest on this Security will be made at the office or agency of the Issuer maintained for that purpose in Houston, Texas.

         Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         The statements set forth in the legends set forth above are an integral part of the terms of this Security and by acceptance hereof the holder of this Security agrees to be subject to, and bound by, the terms and provisions set forth in each such legend, if any.

         This Security is issued in respect of an issue of an aggregate of U.S. $200,000,000 principal amount of 7 1/4% Notes due May 15, 2006 of the Issuer and is governed by the Indenture dated as of May 17, 1996, duly executed and delivered by the Issuer to the Bank of Montreal Trust Company, as Trustee (the "Trustee"), as supplemented by Board Resolution (such Indenture and Board Resolution, collectively, the "Indenture"). The terms of the Indenture are incorporated herein by reference. This Security shall in all respects be entitled to the same benefits as definitive Securities under the Indenture.

         If and to the extent that any provision of the Indenture limits, qualifies, or conflicts with any other provision of the Indenture which is required to be included in the Indenture by any of Sections 310 to 317, inclusive, or is deemed applicable to the Indenture by virtue of the provisions, of the Trust Indenture Act of 1939, as amended, such required provision shall control.

         The Issuer hereby irrevocably undertakes to the holder hereof to exchange this Security in accordance with the terms of the Indenture without charge.

         This Security shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been manually signed by the Trustee under the Indenture.





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         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

                                  WEATHERFORD ENTERRA, INC.



                                  By:        SPECIMEN
                                     ------------------------------------------
                                              Norman W. Nolen
                                              Senior Vice President,
                                              Chief Financial Officer
                                              and Treasurer





[Corporate Seal]

Attest:



       SPECIMEN
- ----------------------------------------
L. Scott Biar
Assistant Secretary

Dated:  May 28, 1996



                         CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                      BANK OF MONTREAL TRUST COMPANY, as Trustee



                                      By:         SPECIMEN
                                         ---------------------------------------
                                           Authorized Signature

                              REVERSE OF SECURITY

                           WEATHERFORD ENTERRA, INC.

                         7 1/4% NOTES DUE MAY 15, 2006

         This Security is one of a duly authorized issue of debt securities of the Issuer (the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Security is one of a series designated as the 7 1/4% Notes due May 15, 2006 of the Issuer, limited in aggregate principal amount to $200,000,000.

         The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Issuer with certain conditions set forth therein.

         If an Event of Default with respect to Securities of any series then Outstanding occurs and is continuing, then and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25 percent in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Issuer (and to the Trustee if given by Holders), may declare the unpaid principal amount of all the Securities of such series and the interest, if any, accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if (a) the Issuer has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue interest on, and any additional amounts payable as set forth in the Indenture on, all Securities of that series and any coupons appertaining thereto, (ii) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities, (iii) to the extent that payment of such interest is lawful, interest upon overdue interest, and any additional amounts payable under the Indenture, at the rate or rates prescribed therefor in such Securities, and (iv) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (b) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. No such recision shall affect any subsequent default or impair any right consequent thereon.

         The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of any series affected, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series, provided, however, that, without the consent of the Holder of each Outstanding Security affected thereby, no such supplemental indenture shall (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the Redemption Date thereof, or change any obligation of the Issuer to pay additional amounts pursuant to the Indenture, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to the Indenture, or change the coin or currency in which any Security or any premium or interest thereon is payable, or change the right of redemption, purchase or repayment by the Issuer at the option of the Holder, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or (b) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture, or reduce the requirements of the Indenture for quorum or voting, or (c) change any obligation of the Issuer to maintain an office or agency in the places and for the purposes specified in the Indenture, or (d) modify any of the provisions of certain sections of the Indenture except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder of a Security or coupon with respect to changes in the references to "the Trustee" and concomitant changes in certain sections of the Indenture or the deletion of this provision, in accordance with the Indenture. Without the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture to (a) evidence the succession of another Person to the Issuer and the assumption by any such successor of the covenants of the Issuer in the Indenture and in the Securities pursuant to the Indenture, or (b) add to the covenants of the Issuer for the benefit of the

Holders of all or any series of Securities and any coupons appertaining thereto (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series), to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or otherwise secure any series of the Securities or to surrender any right or power conferred in the Indenture upon the Issuer, or (c) add any additional Events of Default with respect to all or any series of the Securities (and, if such Event of Default is applicable to less than all series of Securities, specifying the series to which such Event of Default is applicable), or (d) add to or change any of the provisions of the Indenture to provide that Bearer Securities may be registrable as to principal, change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or permit or facilitate the issuance of Securities in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect, or (e) add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities; provided that if any such addition, change or elimination shall adversely affect the interest of Holders of Securities of any series or any coupons appertaining thereto in any material respect, such change or elimination shall become effective only when there is no Security of such series Outstanding, or (f) secure the Securities pursuant to the requirements of the Indenture or otherwise, or (g) establish the form or terms of Securities of any series and any related coupons as permitted by the Indenture, or (h) evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture, or (i) cure any ambiguity, correct or supplement any provision of the Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision of the Indenture or in any supplemental indenture, or make any other provisions with respect to matters or questions arising under the Indenture; provided, that such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect. It is also provided in the Indenture that the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default under the Indenture and its consequences, except a default (a) in the payment of the principal of or any premium or interest on any Security of such series or (b) in respect of a covenant or provision of the Indenture which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Securities which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

         This Security may be surrendered for registration of transfer or for exchange, and notices and demands to or upon the Issuer in respect of this Security and the Indenture may be served, at the office of the Security Registrar, which at the date of the Indenture is located at the office or agency of the Issuer maintained for that purpose in Houston, Texas.

         The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, past, present or future stockholder, officer or director, as such of the Issuer or of any successor, either directly or through the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Security by the Holder and as part of the consideration for the issue of the Security.

         Interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each.

         This Security shall be construed in accordance with and governed by the laws of the State of New York.

         Capitalized terms used herein and not otherwise defined herein shall the meanings assigned to such terms in the Indenture.